QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.3

MAGNA ENTERTAINMENT CORP.

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

        1.1    Purposes.    The purposes of the Long-Term Incentive Plan (the "Plan") of Magna Entertainment Corp. (the "Company") are (i) to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining outside directors, officers, employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2    Certain Definitions.

        "Agreement" shall mean the written Stock Option Agreement evidencing an award hereunder between the Company and the recipient of such award.

        "Board" shall mean the Board of Directors of the Company.

        "Bonus Stock" shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

        "Bonus Stock Award" shall mean an award of Bonus Stock under this Plan.

        "Cause" shall mean the willful and continued failure substantially to perform the duties assigned by the Company (other than a failure resulting from the optionee's Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, no longer conforms to the standard of the Company's executives or employees, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean the Corporate Governance, Human Resources and Compensation Committee of the Board.

        "Common Stock" shall mean the Class A Subordinate Voting Stock of the Company.

        "Company" has the meaning specified in Section 1.1.

        "Disability" shall mean the inability of the holder of an award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months, as determined solely by the Committee.

        "Eligible Participants" shall mean the persons specified in Section 1.4(a).

        "Eligible Director" shall mean those Outside Directors specified in Section 1.4(b).

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported on The Nasdaq Stock Market on the trading day immediately prior to the date as of which such value is being determined; provided, however, that Fair Market Value may be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

        "Free-Standing SAR" shall mean a SAR which is not issued in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

        "Incentive Stock Option" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

        "Insider" means (i) an insider as defined in the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary; and (ii) an associate of any person who is an insider by virtue of (i).

        "Mature Shares" shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

        "Non-Statutory Stock Option" shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

        "Outstanding Issue" means the total number of shares of Common Stock, Class B stock of the Company and Common Stock reserved for issuance by the Company upon the exchange, retraction or redemption, of the Exchangeable Shares of MEC (Holdings) Inc. issued and outstanding at the date of calculation (excluding any such shares issued pursuant to share compensation arrangements during the 12-month period prior to the date of calculation).

        "Outside Director" shall mean directors of the Company who are not officers or employees of the Company or any affiliate.

        "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of a Stock Option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Performance Share Award, of the shares of Common Stock subject to such award and/or of payment with respect to such award. In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles. Such criteria and objectives may include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings of the Company, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than 90 days after the beginning of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

        "Performance Period" shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

        "Performance Share" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such Performance Share in cash.

        "Performance Share Award" shall mean an award of Performance Shares under this Plan.

        "Post-Termination Exercise Period" shall mean the period specified in or pursuant to Section 2.3(a), Section 2.3(b), Section 2.3(d) or Section 2.3(e) following termination of employment with or the service to the Company during which a Stock Option or SAR may be exercised.

        "Restricted Stock" shall mean shares of Common Stock which are subject to a Restriction Period.

        "Restricted Stock Award" shall mean an award of Restricted Stock under this Plan.

        "Restriction Period" shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

        "Retirement" shall mean termination of employment with or service to the Company by reason of retirement on or after age 60 with the consent of the Company.

        "SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

        "Stock Award" shall mean a Restricted Stock Award or a Bonus Stock Award.

        "Stock Option" shall mean an Incentive Stock Option or a Non-Statutory Stock Option.

        "Subsidiary" and "Subsidiaries" shall have the meanings set forth in Section 1.4.

        "Tandem SAR" shall mean an SAR which is granted in tandem with, or by reference to, a Stock Option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such Stock Option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such Stock Option, or portion thereof, which is surrendered.

        "Tax Date" shall have the meaning set forth in Section 5.5.

        "Ten Percent Holder" shall have the meaning set forth in Section 2.1(a).

        1.3    Administration.    This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) Stock Options in the form of Incentive Stock Options or Non-Statutory Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Bonus Stock and (iv) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Stock Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse and (iv) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level. Any such action by the Committee shall be subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, except if the action is determined in good faith by the Committee to be necessary in order to facilitate a transaction involving a Change of Control of the Company. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

        The Committee may delegate some or all of its power and authority hereunder to the Board, the Chairman of the Board, the President and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board, the Chairman of the Board, or the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chairman of the Board, President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

        A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

        1.4    Eligibility.    (a) Participants in this Plan shall consist of such officers and other employees, consultants, independent contractors and agents of the Company, its subsidiaries from time to time and any other entity designated by the Board or the Committee (individually a "Subsidiary" and collectively the "Subsidiaries") as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time; and (b) Outside Directors shall also be participants in the Plan.

        1.5    Shares Available.    Subject to adjustment as provided in Section 5.7, 108,000,000 shares of Common Stock shall be available for awards under this Plan, consisting of: (i) 8,000,000 shares of Common Stock which shall be available for issuance pursuant to Stock Options and Tandem SARs, and (ii) 2,000,000 shares of Common Stock which shall be available for issuance pursuant to any type of award under this Plan other than Stock Options and Tandem SARs. To the extent that shares of Common Stock subject to an outstanding Stock Option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award or Performance Share are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

        Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

        To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, the maximum number of shares of Common Stock with respect to which Stock Options or SARs or a combination thereof may be granted during any calendar year to any person shall be 4,000,000, subject to adjustment as provided in Section 5.7.

        Notwithstanding anything else in the Plan, at no time shall:

  (a)
  the aggregate number of shares of Common Stock reserved for awards under the Plan (subject to adjustment as provided in Section 5.7), together with the number of shares of Common Stock of the Company reserved for issuance under any other share compensation arrangements of the Company, result in the number of shares of Common Stock of the Company reserved for issuance pursuant to share compensation arrangements exceeding 10% of the Outstanding Issue;

  (b)
  the number of shares of Common Stock reserved for awards under the Plan to any one person (subject to adjustment as provided in Section 5.7), exceed 5% of the Outstanding Issue;

  (c)
  the aggregate number of shares of Common Stock issued within a one-year period pursuant to awards under the Plan, together with the number of shares of Common Stock of the Company issued within such period under any other share compensation arrangements of the Company, exceed 10% of the Outstanding Issue;

  (d)
  the aggregate number of shares of Common Stock reserved for awards under the Plan to Insiders of the Company, together with the number of shares of Common Stock of the Company reserved for issuance to such persons under any other share compensation arrangements of the Company, exceed 10% of the Outstanding Issue;

  (e)
  the aggregate number of shares of Common Stock issued within a one-year period to Insiders of the Company pursuant to awards under the Plan, together with the number of shares of Common Stock of the Company issued within such period to such persons under any other share compensation arrangements of the Company, exceed 10% of the Outstanding Issue; or

  (f)
  the aggregate number of shares of Common Stock issued within a one-year period to any one Insider of the Company and that Insider's associates (as defined in the Securities Act (Ontario)) pursuant to awards under the Plan, together with the number of shares of Common Stock of the Company issued within such period to such persons under any other share compensation arrangements of the Company, exceed 5% of the Outstanding Issue.

        For the purposes of paragraphs (d), (e) and (f) above, shares of Common Stock of the Company issued and awards granted to a person prior to such person becoming an Insider may be excluded in determining the number of shares of Common Stock of the Company issuable to Insiders.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        2.1    Stock Options.    The Committee may, in its discretion, grant Stock Options to purchase shares of Common Stock to such Eligible Participants as may be selected by the Committee. Each Stock Option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Statutory Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which Stock Options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such Stock Options shall constitute Non-Statutory Stock Options.

        The Committee shall grant Stock Options to purchase 10,000 shares of Common Stock to each Eligible Director in each of the following circumstances:

  (i)
  immediately following each such Eligible Director's election to the Board; and

  (ii)
  immediately following the completion of each five (5) years of continuous service as a director of the Corporation.

        Stock Options granted to Eligible Directors shall vest as to 20% of the shares of Common Stock included in each such grant to Eligible Directors on the date of such grant, with an additional 20% of the shares vesting on each of the second, third, fourth and fifth anniversary dates of each such grant.

        Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

  (a)
  Number of Shares and Purchase Price.    The number of shares of Common Stock subject to a Stock Option, other than those granted to Eligible Directors and the purchase price per share of Common Stock purchasable upon exercise of the Stock Option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Stock Option shall not be less than 100% of the greater of (i) the Fair Market Value of a share of Common Stock on the date of grant of such Stock Option and (ii) the price of the last board lot of shares of Common Stock sold on The Toronto Stock Exchange on the last business day prior to the date of grant of such Stock Option on which a board lot of shares of Common Stock traded on The Toronto Stock Exchange (the "TSE Permitted Price"); provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such Stock Option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the greater of (i) the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option and (ii) the TSE Permitted Price.

  (b)
  Option Period and Exercisability.    The period during which a Stock Option may be exercised shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after its date of grant and shall expire at the end of such period, unless if the expiry of such Stock Option falls within a trading blackout, in which case the Committee may grant an extension to such Stock Option for not more than ten business days following the otherwise occurring expiry date of such Stock Option; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such Stock Option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of a Stock Option or to the exercisability of all or a portion of a Stock Option other than those granted to Eligible Directors. The Committee shall determine whether a Stock Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Stock Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

  (c)
  Method of Exercise.    A Stock Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the Stock Option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are canceled by reason of the exercise of the Stock Option and (iii) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

        2.2    Stock Appreciation Rights.    The Committee may, in its discretion, grant SARs to Eligible Participants. The Agreement relating to a SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

        SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

  (a)
  Number of SARs and Base Price.    The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related Stock Option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the greater of (i) the Fair Market Value of a share of Common Stock on the date of grant of such SAR or (ii) the price of the last board lot of shares of Common Stock sold on The Toronto Stock Exchange on the last business day prior to the date of grant of such SAR on which a board lot of shares of Common Stock traded on The Toronto Stock Exchange.

  (b)
  Exercise Period and Exercisability.    The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related Stock Option; provided further, that no SAR shall be exercisable later than ten years after its date of grant and shall expire at the end of such period. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 5.9.

  (c)
  Method of Exercise.    A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any Stock Options which are canceled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

2.3    Termination of Employment or Service.

  (a)
  Disability.    Unless otherwise specified in the Agreement relating to a Stock Option or SAR, as the case may be, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of Disability, each Stock Option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) in the case of a holder who is an employee of the Company, the date which is three (3) years or, in the case of a holder who is not an employee of the Company, the date which is one (1) year, (or such other period as set forth in the Agreement relating to such Stock Option or SAR) after the effective date of such holder's termination of employment or service and (ii) the expiration date of the term of such Stock Option or SAR.

  (b)
  Retirement.    Unless otherwise specified in the Agreement relating to a Stock Option or SAR, as the case may be, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of Retirement, each Stock Option and SAR held by such holder shall be fully exercisable and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) in the case of a holder who is an employee of the Company, the date which is three (3) years or, in the case of a holder who is not an employee of the Company, the date which is one (1) year, (or such other period as set forth in the Agreement relating to such Stock Option or SAR) after the effective date of such holder's termination of employment or service and (ii) the expiration date of the term of such Stock Option or SAR.

  (c)
  Death.    Unless otherwise specified in the Agreement relating to a Stock Option or SAR, as the case may be, if the employment with or service to the Company of the holder of a Stock Option or SAR terminates by reason of death, each Stock Option and SAR held by such holder shall be fully exercisable by such holder's executors, administrators, legal representatives, beneficiaries, or similar person until and including the earliest to occur of (i) the date which is 1 year (or such other period as set forth in the Agreement relating to such Stock Option or SAR) after the date of death and (ii) the expiration date of the term of such Stock Option or SAR.

  (d)
  Other Termination.    Unless otherwise specified in the Agreement relating to a Stock Option or SAR, as the case may be, if the employment with the Company of the holder of a Stock Option or SAR terminates for any reason other than Disability, Retirement, death, or for Cause, each Stock Option and SAR held by such holder shall be exercisable only to the extent that such Stock Option or SAR is exercisable on the effective date of such holder's termination of employment or service and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three (3) months (or such other period as set forth in the Agreement relating to such Stock Option or SAR) after the effective date of such holder's termination of employment and (ii) the expiration date of the term of such Stock Option or SAR.

  (e)
  Cause.    Notwithstanding anything to the contrary in this Plan or in any Agreement relating to a Stock Option or SAR, as the case may be, if the employment with or service to the Company of the holder of a Stock Option or SAR is terminated by the Company for Cause, each Stock Option and SAR held by such holder shall be automatically canceled by the Company on the effective date of such holder's termination of employment or service.

III. STOCK AWARDS

        3.1    Stock Awards.    The Committee may, in its discretion, grant Stock Awards to Eligible Participants. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

        3.2    Terms of Stock Awards.    Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

  (a)
  Number of Shares and Other Terms.    The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

  (b)
  Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of all or a portion of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

        Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

  (c)
  Share Certificates.    During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. As determined by the Committee, all certificates registered in the holder's name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

  (d)
  Rights with Respect to Restricted Stock Awards.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

  (e)
  Awards to Certain Executive Officers.    Notwithstanding any other provision of this Article III, and only to the extent necessary to ensure the deductibility to the Company of an award, the number of shares of Common Stock subject to a Stock Award granted to a "covered employee" within the meaning of Section 162(m) of the Code in any calendar year shall not exceed 4,000,000.

3.3    Termination of Employment or Service.

  (a)
  Disability, Retirement and Death.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with or service to the Company of the holder of such award terminates by reason of Disability, Retirement or death, the Restriction Period shall terminate as of the effective date of such holder's termination of employment or service and all Performance Measures, if any, applicable to such award shall be deemed to have been satisfied at the minimum target level.

  (b)
  Other Termination.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with or service to the Company of the holder of a Restricted Stock Award terminates for any reason other than Disability, Retirement or death, the portion of such award which is subject to a Restriction Period on the effective date of such holder's termination of employment or service shall be forfeited by such holder and such portion shall be automatically canceled by the Company.

IV. PERFORMANCE SHARE AWARDS

        4.1    Performance Share Awards.    The Committee may, in its discretion, grant Performance Share Awards to Eligible Participants.

        4.2    Terms of Performance Share Awards.    Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

  (a)
  Number of Performance Shares and Performance Measures.    The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

  (b)
  Vesting and Forfeiture.    The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of all or a portion of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

  (c)
  Settlement of Vested Performance Share Awards.    The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 5.9.

4.3    Termination of Employment.

  (a)
  Disability, Retirement and Death.    Unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with or service to the Company of the holder of such award terminates by reason of Disability, Retirement or death, all Performance Measures applicable to such award shall be deemed to have been satisfied at the minimum target level and the Performance Period applicable to such award shall thereupon terminate.

  (b)
  Other Termination.    Unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with or service to the Company of the holder of a Performance Share Award terminates for any reason other than Disability, Retirement or death, the portion of such award which is subject to a Performance Period on the effective date of such holder's termination of employment shall be forfeited and such portion shall be automatically canceled by the Company.

V. GENERAL

        5.1    Effective Date and Term of Plan.    This Plan was approved by the directors of the Company on March 1, 2000 and was approved by the written consent of the holders of a majority of the votes attached to the outstanding stock of the Company on March 1, 2000, which date is the effective date of this Plan. This Plan was amended and approved by the Board of Directors of the Company on March 21, 2007 and ratified at a meeting of the holders of a majority of the votes attached to the outstanding stock of the Company on May 9, 2007. This Plan shall terminate when shares of Common Stock are no longer available for the grant, exercise or settlement of awards, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

        5.2    Amendments.    The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (i) increases the number of shares of Class A Subordinate Voting Stock reserved for issuance under the Plan (other than an increase in proportion to an increase in the number of shares of Class A Subordinate Voting Stock outstanding as a result of a stock split, stock dividend, recapitalization, reorganization, merger, combination, exchange of shares, or other similar change in capitalization or event); (ii) reduces the exercise price of a Stock Option held by insiders except for the purpose of maintaining value of Stock Options in connection with a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, sale of substantially all assets or other similar change in capitalization or event, or any distribution to holders of Class A Subordinate Voting Stock other than a regular cash dividend involving MEC (for this purpose, cancellation or termination of a Stock Option of a Plan participant prior to its expiry date for the purpose of reissuing Stock Options to the same Plan participant with a lower exercise price shall be treated as an amendment to reduce the exercise price of a Stock Option); (iii) extends the term of a Stock Option held by an insider beyond the option period determined by the Compensation Committee at the date of grant; (iv) extends eligibility to participate in the Plan to persons other than officers and other employees, consultants, independent contractors and agents of MEC, its subsidiaries from time to time and any other entity controlled by MEC and directors of MEC who are not officers or employees of MEC or any affiliate; (v) permits awards to be transferable other than for normal estate settlement purposes; (vi) permits the award of a Stock Option with an expiry date beyond ten (10) years from its date of grant; or (vi) amends the provisions of this Plan respecting matters requiring stockholder approval other than to add matters to be subject to stockholder approval; or (vii) without the consent of the affected option holder, amends any terms of Incentive Stock Options that is inconsistent Section 422 of the Code, unless the Board has determined in good faith that such change is inconsistent with Section 422 of the Code and is necessary in order to facilitate a transaction involving a change of control of Company. The amendment provisions of the Plan will provide that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

        5.3    Agreement.    No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

        5.4    Non-Transferability of Awards.    No award shall be transferable other than by will or by the laws of descent and distribution. Each award may be exercised or settled during the holder's lifetime only by the holder. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

        5.5    Tax Withholding.    The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of a Stock Option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

        5.6    Restrictions on Shares.    Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        5.7    Adjustment.    Notwithstanding anything to the contrary contained in this Plan, in the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, sale of substantially all assets or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding Stock Option and the purchase price per security, the per person limits imposed by Sections 1.5 and 3.2 on grants of Stock of SAR's and Stock Awards in a Calendar Year, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share shall be adjusted by the Committee, such adjustments to be made in the case of outstanding Stock Options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

        5.8    No Right of Participation or Employment.    No person shall have any right to participate in this Plan other than Eligible Directors. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

        5.9    Rights as Stockholder.    No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

        5.10    Designation of Beneficiary.    If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder's beneficiary or beneficiaries (both primary and contingent) in the event of the holder's death. To the extent an outstanding Stock Option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Stock Option or SAR.

        Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder's lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

        If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding Stock Option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder's executor, administrator, legal representative or similar person.

        5.11    Governing Law.    This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        5.12    Foreign Employees.    Without amending this Plan, the Committee may grant awards to Eligible Participants or Eligible Directors who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees in or in which an Eligible Director resides.

Effective Date of Plan — March 1, 2000

        Revised to reflect an amendment made effective March 21, 2007 with the approval of the board of directors and ratified by stockholders on May 9, 2007.

QuickLinks

MAGNA ENTERTAINMENT CORP. AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN I. INTRODUCTION
II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
III. STOCK AWARDS
IV. PERFORMANCE SHARE AWARDS
V. GENERAL